UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2011

Electro Rent Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-9061	95-2412961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA	91411-2501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 787-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2011, Electro Rent Corporation (“Electro Rent”) entered into a fourth amendment to commercial credit agreement (“Credit Agreement Amendment”) with Union Bank, N.A. (“Union Bank”).  The Amended Credit Agreement amends the commercial credit agreement between Electro Rent and Union Bank dated September 28, 2008 (the “Commercial Credit Agreement”), pursuant to which Union Bank provides a revolving line of credit to Electro Rent up to an aggregate principal amount not to exceed $10 million at any one time. The Credit Agreement Amendment extends the term and maturity date of the Commercial Credit Agreement from September 30, 2011 to October 1, 2012. Electro Rent paid a $10,000 fee in consideration of Union Bank entering into the Credit Agreement Amendment. Electro Rent currently does not have any loan balance under the Commercial Credit Agreement, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, above, is incorporated herein by reference as if fully set forth herein.

 Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Amendment to Commercial Credit Agreement dated September 28, 2011.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electro Rent Corporation

Date: September 30, 2011	By:	/s/Craig R. Jones
Craig R. Jones Vice President and Chief Financial Officer